UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 17, 2020
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Marathon Petroleum Corporation
(Exact name of registrant as specified in its charter)
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Delaware	001-35054	27-1284632
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

539 South Main Street, Findlay, Ohio 45840
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (419) 422-2121
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01	MPC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 17, 2020, the board of directors of Marathon Petroleum Corporation (the “Company”) appointed Michael J. Hennigan as President and Chief Executive Officer of the Company, effective immediately. In this capacity, Mr. Hennigan will be the Company’s principal executive officer. Following the Company’s 2020 annual meeting of shareholders (the “2020 Annual Meeting”), Mr. Hennigan will join the Company’s board of directors as a Class I director with a term expiring at the Company’s 2021 annual meeting of shareholders.

Effective immediately, Gary R. Heminger no longer serves as Chief Executive Officer of the Company. Mr. Heminger continues to serve as the executive Chairman of the Company’s board of directors until the conclusion of the 2020 Annual Meeting. As previously disclosed in connection with his retirement, Mr. Heminger will not stand for reelection at the Company’s 2020 Annual Meeting. Consequently, Mr. Heminger will no longer serve as a member of the Company’s board of directors upon the conclusion of the 2020 Annual Meeting.

Mr. Hennigan, 60, also serves as a director, and President and Chief Executive Officer, of MPLX GP LLC, the general partner (the “General Partner”) of MPLX LP (“MPLX”) and an indirect, wholly owned subsidiary of the Company. Mr. Hennigan was appointed Chief Executive Officer of MPLX in November 2019 and has served as President since June 2017. He has also served on the General Partner’s board of directors since June 2017. Prior to joining MPLX in 2017, Mr. Hennigan was President, Crude, NGL and Refined Products of the general partner of Energy Transfer Partners L.P., an energy service provider. He was President and Chief Executive Officer of Sunoco Logistics Partners L.P., an oil and gas transportation, terminalling and storage company, from 2012 to 2017, President and Chief Operating Officer beginning in 2010, and Vice President, Business Development beginning in 2009. Mr. Hennigan holds a bachelor’s degree in chemical engineering from Drexel University.

In connection with this appointment, Mr. Hennigan will be entitled to an annual salary of $1,600,000 and his annual bonus target will be 150% of his base salary. In addition to his existing 2020 annual long-term incentive award of $4,600,000, Mr. Hennigan will also receive a one-time long-term incentive award of $5,900,000 in connection with his appointment. Going forward, Mr. Hennigan’s annual long-term incentive target will be set at $10,500,000. Mr. Hennigan will continue to be eligible to participate in MPC’s other benefit plans and programs such as health and life insurance, income protection by means of long-term and short-term disability and retirement and severance benefits plans, descriptions of which are included in the Company Definitive Proxy Statement for the 2020 Annual Meeting, filed with the Securities and Exchange Commisson on March 16, 2020. Consistent with Company policies, Mr. Hennigan, as an employee of the Company, will not be entitled to any compensation for his service as a director on the Company’s board of directors.

Item 8.01	Other Events.
As previously disclosed, the Company’s board of directors formed a special committee to evaluate strategies to enhance shareholder value through a review of its Midstream business, of which MPLX is the primary component.
On March 18, 2020, the Company announced that its board of directors has unanimously determined to maintain the Company’s current midstream structure, with the Company continuing as the owner of the General Partner. A copy of the Company’s press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description

99.1	March 18, 2020 Marathon Petroleum Corporation Press Release
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marathon Petroleum Corporation

Date: March 18, 2020	By:	/s/ Molly R. Benson
Name: Molly R. Benson
Title: Vice President, Chief Securities, Governance & Compliance Officer and Corporate Secretary